Exhibit 10.6

LOAN PROCEEDS NOTE

PRINCIPAL SUM: US$730,000,000.00

ISSUE DATE: December 1, 2004

PAYEE: Level 3 Financing, Inc., a Delaware corporation

Level 3 Communications, LLC, a limited liability company organized under the laws of the State of Delaware (the “Payor”), for value received, hereby promises to pay ON DEMAND to the order of the Payee stated above, the Principal Sum stated above (or so much thereof as shall not have been prepaid) and to pay interest (computed on the basis of a 360-day year comprised of twelve 30-day months) on the unpaid principal hereof from the Issue Date stated above, or from the most recent date to which interest has been paid, at the rate payable by the Payee in respect of its $730,000,000 term loan (the “Term Loan”) incurred under the Credit Agreement dated December 1, 2004 (the “Credit Agreement”), among the Payee, Level 3 Communications, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, in cash in arrears on each Interest Payment Date (as defined in the Credit Agreement) commencing March 1, 2005 (or at such other time (and at such rate) when a payment of interest is due or made on the Term Loan until such principal sum shall have been paid in full. Payments of principal and interest shall be made in US dollars and in immediately available funds at the appropriate office of the Payee (as designated by the Payee to the Payor). The Payee may demand payment of the unpaid principal of this Note in whole or in part at any time. In the event the Payee shall demand payment in connection with a prepayment of the Term Loan which, pursuant to the Credit Agreement, requires a prepayment premium, fee or breakage cost payment, the Payor shall pay a premium, fee or breakage cost payment, as the case may be, on the principal amount repaid in an amount equal to the amount of such premium, fee or breakage cost payment under the Credit Agreement.

No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

Presentment and demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note are hereby waived by the Payor.

Neither the Payor nor other parties hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all provisions of this Note which may be in apparent conflict herewith. In the event that the Payee shall collect monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Payee, be either immediately returned to the Payor or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.

The Payee may assign this Note without the consent of the Payor. The Payor may not assign any of its rights and obligations under this Note without the prior written consent of the Payee. Any assignment made in violation of the foregoing prohibition shall be void.

This Note and the rights and obligations of the Payee and Payor hereunder shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC

By:	/s/ Thomas C. Stortz
Name:	Thomas C. Stortz
Title:	Manager

Agreed and Accepted:

Level 3 Financing, Inc.

By:	/s/ Neil J. Eckstein
Name:	Neil J. Eckstein
Title:	Senior Vice President and
Assistant Secretary

[Signature page to Loan Proceeds Note]

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